EXHIBIT 1.1

Sysorex Global Holdings Corp.

Public Offering of Shares of Common Stock

Underwriting Agreement

April 9, 2014

Wellington Shields & Co. LLC

Dougherty & Co. LLC

(As Representative of the Several Underwriters Identified in Schedule I Hereto)

140 Broadway

New York, New York 10005

Ladies and Gentlemen:

Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated in this letter agreement (this “Agreement”), to issue and sell to the Underwriters identified in Schedule I to this Agreement (collectively, the “Underwriters”) an aggregate of 3,333,333 shares (each, a “Firm Share”) and, at the election of the Underwriters, 500,000 additional shares (each, an “Option Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company.  The Firm Shares and Option Shares that the Underwriters elect to purchase pursuant to section 3 of this Agreement are collectively referred to in this Agreement as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this Agreement as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 promulgated under the Securities Act) is referred to in this Agreement as the “Prospectus”; and the terms “effective date” and “effective” refer to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the Securities Act.

For purposes of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus identified on Schedule II to this Agreement together with the other documents and pricing information set forth in Schedule II, and “broadly available road show”, if any, means a “bona fide electronic road show” as such term is defined in Rule 433(h)(5) promulgated under the Securities Act that has been made available without restriction to any person.

Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Prospectus.

1.

Representations and Warranties of the Company.  The Company represents and warrants to and covenants with each of the Underwriters that:

(a)

The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)

(i)

The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(ii)

the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder,

(iii)

the Time of Sale Prospectus does not and, at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Firm Shares Closing Date (as such capitalized term is defined in paragraph 2(c)), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

Exhibit 1.1-1

(iv)

each broadly available road show, if any, together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and

(v)

the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of its date or as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, each broadly available road show, if any, or the Prospectus based upon information furnished to the Company in writing by any Underwriter, whether through Underwriter Representatives (as defined below) or otherwise, expressly for use therein.

(c)

At the time of initial filing of the Registration Statement and prior to then, the Company was an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 promulgated under the Securities Act.

(d)

The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Nevada, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing is applicable in such jurisdiction) would not reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “material adverse effect”).

(e)

Each of Lilien Systems, Inc., Shoom, Inc. and Sysorex Government Services, Inc.  has been duly organized, is validly existing in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its formation, has the corporate or other similar power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be likely to have a material adverse effect; all of the issued shares of capital stock of each such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be likely to have a material adverse effect or for liens, encumbrances, equities or claims described in the Prospectus.

(f)

This Agreement has been duly authorized, executed and delivered by the Company.

(g)

As of the Closing Date, the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each Time of Sale Prospectus and Prospectus.

(h)

The shares of Common Stock outstanding prior to the issuance of the Shares have each been duly authorized and are validly issued, fully paid and non-assessable.  Other than the number of shares of Common Stock stated as being outstanding in the Time of Sale Prospectus, there are no other shares of Common Stock, shares of preferred stock or other capital stock of the Company outstanding as of the date of the Time of Sale Prospectus and, except as described in the Time of Sale Prospectus, the Company has not agreed to issue and/or sell, nor issued any security convertible, exchangeable or exercisable for any shares of Common Stock, shares of preferred stock or other capital stock of the Company other than the Shares.

(i)

The Shares have each been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.  There are no registration rights applicable to the registration of the Shares on the Registration Statement except for such rights that have been complied with or validly waived in writing or have been described in the Prospectus.

(j)

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the articles of incorporation or bylaws of the Company (each as amended to the date of this Agreement), (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company, except, in the cases of clauses (i), (iii) and (iv) of this paragraph 1(j), for such contraventions as would not reasonably be likely to have a material adverse effect or adversely affect the ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may have been previously obtained or may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Shares.

Exhibit 1.1-2

(k)

There has not occurred any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)

There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be likely to have a material adverse effect or adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m)

[intentionally omitted]

(n)

The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)

The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be likely to have a material adverse effect.

(p)

There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be likely to have a material adverse effect.

(q)

There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, other than registration rights that have been or will be satisfied, waived or complied with or that have been described in the Prospectus.

(r)

Neither the Company nor any of its subsidiaries nor any director, executive officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to corruptly influence official action or secure an improper advantage for the Company; and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws.

(s)

The operations of the Company and its subsidiaries are conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(t)

(i)

Neither the Company nor any of its subsidiaries, nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of the Company’s subsidiaries, is an individual or entity (each, a “Person”) that is, or is owned or controlled by a Person that is:

Exhibit 1.1-3

(A)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)

located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)

The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)

to knowingly fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or

(B)

in any other manner that knowingly will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(u)

Subsequent to the respective dates as of which information is given in each of the Registration Statement, Time of Sale Prospectus and Prospectus, except in each case as described in each of the Registration Statement, Time of Sale Prospectus and Prospectus, respectively,

(i)

the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction;

(ii)

the Company has not purchased any of its outstanding capital stock (except for acquisitions of capital stock by the Company pursuant to agreements that permit the Company to repurchase such shares upon the applicable party’s termination of service to the Company or in exercise of the Company’s right of first refusal upon a proposed transfer), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and

(iii)

there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

(v)

The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is described below) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w)

Except as disclosed in the Time of Sale Prospectus, to the knowledge of the Company, the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing would not reasonably be likely to result in a material adverse effect; and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be likely to have a material adverse effect.

(x)

No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent.

(y)

The Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect, except as described in the Time of Sale Prospectus.

(z)

The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits would not reasonably be likely to have a material adverse effect, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be likely to have a material adverse effect, except as described in the Time of Sale Prospectus.

Exhibit 1.1-4

(aa)

(i)

The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that

(A)

transactions are executed in accordance with management’s general or specific authorizations,

(B)

transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) and to maintain asset accountability,

(C)

access to assets is permitted only in accordance with management’s general or specific authorization, and

(D)

the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)

Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been

(A)

no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and

(B)

no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)

Except as described in the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date of this Agreement, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or conversion of outstanding convertible securities.

(cc)

The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be likely to have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be likely to have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by US GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any written notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect.

2.

Agreements to Sell and Purchase.

(a)

The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties contained in this Agreement, but subject to the terms and conditions set forth in this Agreement, agrees, severally and not jointly, to purchase from the Company, at $6.00 a share (the “Purchase Price”), the number of Firm Shares set forth in Schedule I to this Agreement opposite the name of such Underwriter.

(b)

The Company hereby grants to the Underwriters the right to purchase at their election up to an aggregate of up to 500,000 Option Shares, at the Purchase Price per share, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares, provided that the Purchase Price per Option Share shall be reduced by an amount per Option Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Any such election to purchase Option Shares may be exercised by written notice from Wellington Shields & Co. LLC for up to 275,000 Option Shares and by Dougherty & Company LLC for up to 225,000 Option Shares in accordance with the terms of the Master Agreement Among Underwriters, given within a period of 45 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by Underwriter Representatives but in no event earlier than the Firm Shares Closing Date or, unless Underwriter Representatives and the Company otherwise agree in writing, earlier than two or later than ten Business Days after the date of such notice with .

(c)

The Shares to be purchased by each Underwriter under this Agreement, in definitive form, and in such authorized denominations and registered in such names as Underwriter Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Underwriter Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to Underwriter Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Firm Shares Closing Date with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).   The time and date of such delivery and payment shall be, with respect to the Firm Shares, 12:30 p.m., New York City time, on April 15, 2014 or such other time and date as Underwriter Representatives and the

Exhibit 1.1-5

Company may agree upon in writing, and, with respect to the Option Shares, 12:30 p.m., New York City time, on the date specified by Underwriter Representatives in the written notice given by Underwriter Representatives of the Underwriters’ election to purchase such Option Shares, or such other time and date as Underwriter Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is referred to in this Agreement as the “Firm Shares Closing Date,” each such time and date for delivery of the Option Shares, if not the Firm Shares Closing Date, is referred to in this Agreement as the “Option Shares Closing Date,” and each such time and date for delivery is generically referred to in this Agreement as a “Closing Date.”  The consummation of the sale and purchase of the Firm Shares is referred to in this Agreement as the “Firm Shares Closing,” the consummation of the sale and purchase of any Option Share is referred to in this Agreement as an “Option Shares Closing” and each such Firm Shares Closing and Option Shares Closing is generically referred to in this Agreement as a “Closing.”

(d)

The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to this section 2 and sections 4 and 5, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters, will be delivered at the offices of Akerman LLP, located at 750 Ninth Street, N.W., Washington, D.C. 20001 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Closing. A meeting will be held at the Closing Location at 9:30 a.m. New York City time, on the Business Day next preceding such Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

(e)

For the purposes of this Agreement, the capitalized term “Business Day” shall mean each calendar day other than a Saturday, Sunday or other calendar day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

3.

Terms of Public Offering.  The Company is advised by Underwriter Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in Underwriter Representatives’ judgment is advisable.  The Company is further advised by Underwriter Representatives that the Shares are to be offered to the public initially at $6.00 per share (the “Public Offering Price”) and to certain dealers selected by Underwriter Representatives at a price that represents a concession not in excess of $0.21 per share under the Public Offering Price.

4.

Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for such Shares on the Closing Date of the Closing with respect to the Shares are subject to the condition that the Registration Statement shall have become effective not later than April 9, 2014 (New York City time).  The several obligations of the Underwriters are subject to the following further conditions:

(a)

Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing Date there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that is material and adverse and that makes it, in the Underwriters’ good faith and reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)

The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by the chief executive officer and chief financial officer of the Company, to the effect set forth in clause 4(a) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement on or before the Closing Date.  The officers signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)

The Underwriters shall have received on the Closing Date an opinion of Davidoff Hutcher & Citron LLP, outside counsel for the Company, dated the Closing Date, in the form reasonably acceptable to the Underwriter Representatives.  With respect to such opinion, Davidoff Hutcher & Citron LLP may state, among other things, that its beliefs are based upon its participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(d)

The Underwriters shall have received, on each of the date of this Agreement and the Closing Date, a letter dated the date of this Agreement or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Marcum LLP, independent registered public accounting firms, each containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus and Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date of this Agreement.

Exhibit 1.1-6

(e)

The “lock-up” agreements, each substantially in the form of Exhibit A to this Agreement, between the Underwriters and certain holders of equity securities and instruments exercisable or convertible for equity securities, executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date of this Agreement, shall be in full force and effect on the Closing Date.

(f)

The chief financial officer of the Company shall have delivered to the Underwriters on the date of this Agreement a certificate in a form reasonably acceptable to the Underwriter Representatives.

The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to the Underwriters on the applicable Option Shares Closing Date of such documents as the Underwriter Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares to be sold on such Option Closing Date and other matters related to the issuance of such Option Shares.

5.

Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)

To furnish to Underwriter Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period mentioned in paragraph 5(e) of this Agreement, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto as the Underwriter Representatives may reasonably request.

(b)

Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to Underwriter Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Underwriter Representatives reasonably and timely objects, and to file with the Commission within the applicable period specified in Rule 424(b) promulgated under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)

To furnish to Underwriter Representatives a copy of each proposed free writing prospectus to be used by or referred to by the Company and not to use or refer to any proposed free writing prospectus to which Underwriter Representatives reasonably objects.

(d)

Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) promulgated under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)

If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriter Representatives, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the Company’s own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)

If, during such period after the first date of the public offering of the Shares, that in the reasonable opinion of counsel for the Underwriter Representatives the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) promulgated  under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in said Rule 173(a)) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriter Representatives, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the Company’s own expense, to the Underwriters and to the dealers (whose names and addresses Underwriter Representatives will furnish to the Company) to which Shares may have been sold by Underwriter Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in said Rule 173(a)) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

Exhibit 1.1-7

(g)

To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Underwriter Representatives shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h)

To make generally available to the Company’s security holders and to Underwriter Representatives as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

(i)

(i)

Without the prior written consent of Underwriter Representatives, the Company will not, during the period ending 180 days after the date of the Prospectus, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether or not any such transaction described in clause (A) or (B) of this paragraph 5(i) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (D) make any public announcement of its intention to do any of the foregoing, in each case, other than (x) registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Time of Sale Prospectus or (y) registration statement(s) relating to any underwritten public offering of equity securities of the Company by the Company and, if applicable, any of the Company’s security holders where a use of proceeds by the Company is to raise capital to satisfy tax withholding and remittance obligations in connection with the settlement of restricted stock units issued by the Company.

(ii)

The restrictions contained in subparagraph 5(i)(i) shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of restricted stock units or the conversion of a security outstanding on the date hereof and described in the Time of Sale Prospectus, (C) the issuance of shares of Common Stock by the Company in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such shares agree to be bound by the provisions of this subparagraph and subparagraph 5(i)(i), (D) the withholding of shares of Common Stock in connection with the settlement of restricted stock units and (E) the issuance of and sale of equity securities by the Company in an underwritten public offering pursuant to the registration statement(s) described in clause (y) of subparagraph 5(i)(i), provided that the purchase or underwriting agreement for any such issuance is executed no earlier than 150 days after the date of the Prospectus, (E) the Underwriter Warrants issued pursuant to the provisions of paragraph 5(k), (F) any Underwriter Warrant Share issued upon exercise of any Underwriter Warrant, (G) the issuance of any equity awards granted pursuant to the Company’s 2011 Employee Stock Incentive Plan or as otherwise contemplated to be issued to officers, employees and/or directors of the Company as described in the Prospectus or (H) any issuances in connection with any outstanding warrant(s) as described in the Prospectus.

(iii)

Underwriter Representatives shall not release or waive the restrictions set forth in a lock-up letter described in paragraph 4(e) of this Agreement for any party thereunder without the prior written consent of the Company.  Any such release or waiver shall be in writing and shall be substantially in the form of Exhibit B to this Agreement.  If Underwriter Representatives, with the prior written consent of the Company, agrees to release or waive the restrictions set forth in a lock-up letter described in said paragraph 4(e) for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company shall announce the impending release or waiver by a press release substantially in the form of Exhibit C to this Agreement through a major news service at least two Business Days before the effective date of the release or waiver.

(j)

At the Firm Shares Closing and at each Option Shares Closing thereafter, if any, the Company shall pay the Underwriters, in such proportions as determined by Underwriter Representatives, with such allocation percentages being given to the Company no later than 24 hours prior to the Closing Date of such Closing (or, if not so given, in the same proportions as the proportions of Shares purchased by such Underwriters at such Closing), in immediately available funds, a non-accountable expense allowance equal to the amount determined by the following formula:

F = 0.02 x N x PP

where:

F

=

the non-accountable expense allowance payable at such Closing;

N

=

the number of Shares being sold and purchased at such Closing; and

PP

=

the Public Offering Price per Share.

Exhibit 1.1-8

(k)

At the Firm Shares Closing and at each Option Shares Closing thereafter, if any, the Company shall pay and issue to the Underwriters, in such proportions as determined by Underwriter Representatives, with such allocation percentages being given to the Company no later than 24 hours prior to the Closing Date of such Closing (or, if not so given, in the same proportions as the proportions of Shares purchased by such Underwriters at such Closing), such number of warrants (each, a “Underwriter Warrant”) to purchase an equal number of shares (each, an “Underwriter Warrant Share”) of Common Stock (subject to adjustment) as determined by the following formula:

W = 0.03 x N

where:

W

=

the number of Underwriter Warrants to be paid and issued at such Closing; and

N

=

the number of Shares being sold and purchased at such Closing.

The Underwriter Warrants, which shall be non-redeemable, have an exercise price per Underwriter Warrant Share equal to 125% of the Public Offering Price (subject to adjustment), and contain demand and piggy-back registration rights, among other terms, shall be evidenced and subject to the terms of one or more warrant certificates, each in the form attached as Exhibit
D to this Agreement.

6.

Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including:

(a)

the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities specified in this Agreement,

(b)

all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,

(c)

all filing fees in connection with the qualification of the Shares for offer and sale under state securities laws as provided in section 6(g) of this Agreement,

(d)

all filing fees in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority,

(e)

all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on The NASDAQ Capital Market,

(f)

the cost of printing certificates representing the Shares,

(g)

the costs and charges of any transfer agent, registrar or depository,

(h)

the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Underwriting Representative, and the travel and lodging and personal security expenses of the representatives and officers of the Company and any such consultants (but not including the Underwriters), and

(i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement for which provision is not otherwise made in this section 6.

It is understood, however, that except as provided in this section 6 and section 8, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and travel and lodging and personal security expenses in connection with the road show or otherwise.

Exhibit 1.1-9

7.

Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission, under Rule 433(d) promulgated under the Securities Act, a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

8.

Indemnity and Contribution.

(a)

The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 promulgated under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) promulgated under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) promulgated under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter, whether through Underwriter Representatives or otherwise, expressly for use therein.

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) promulgated under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) promulgated under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to information furnished to the Company in writing by such Underwriter, whether through Underwriter Representatives or otherwise, expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto.

(c)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph 8(a) or (b) of this Agreement, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 promulgated under the Securities Act and (y) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Underwriter Representatives.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any indemnifiable loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by the indemnified party, unless such settlement includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Exhibit 1.1-10

(d)

To the extent the indemnification provided for in paragraph 8(a) or (b) of this Agreement is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to in such paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) of this paragraph 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in said clause (i) but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this section 8(d) are several in proportion to the respective number of Shares they have purchased under this Agreement, and not joint.

(e)

The Company and Underwriters agree that it would not be just or equitable if contribution pursuant to this section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)

The indemnity and contribution provisions contained in this section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.

Termination.  The Underwriters may terminate this Agreement by notice given by Underwriter Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Firm Shares Closing Date,

(a)

trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Capital Market,

(b)

trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market (which, for the avoidance of doubt, shall not include the secondary markets for privately-held securities such as those maintained by SecondMarket, Inc. and SharesPost, Inc.),

(c)

a material disruption in securities settlement, payment or clearance services in the United States shall have occurred,

(d)

any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or

(e)

there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Underwriter Representatives’ good faith judgment, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in Underwriter Representatives’ good faith judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

Exhibit 1.1-11

10.

Effectiveness; Defaulting Underwriters.

(a)

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)

If, on the Firm Shares Closing Date or an Option Shares Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase under this Agreement on such Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Underwriter Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Firm Shares Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to Underwriter Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case, either Underwriter Representatives or the Company shall have the right to postpone the Firm Shares Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, Time of Sale Prospectus, Prospectus or any other documents or arrangements may be effected.  If, on an Option Shares Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased on such Shares Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on the Option Shares Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph 10(b) shall not relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement or otherwise.

(c)

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than for failure or non-performance by the Company due to the events described in section 9 of this Agreement resulting from circumstances not specifically related to the Company), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated by this Agreement.

11.

Entire Agreement.

(a)

This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company on the one hand and the Underwriters on the other with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.  Notwithstanding the immediately preceding sentence, all of the terms and provisions of that certain letter agreement, dated June 4, 2012, between the Company and Wellington Shields & Co. LLC (in such capacity, “Wellington Shields”), other than those directly dealing with the subject matter of this Agreement, shall continue to be in effect and binding upon the Company and Wellington Shields.

(b)

The Company acknowledges that in connection with the offering of the Shares:

(i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person,

(ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and

(iii) the Underwriters may have interests that differ from those of the Company.

(c)

The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(d)

The obligations and rights of the parties to this Agreement, including, without limitation, those rights and obligations set forth in sections 6, 7 and 8, as well as the representations, warranties and covenants of the parties contained in this Agreement, including, without limitations, the representations, warranties and covenants set forth in sections 1, 5, 7 and 8, shall survive each and every Closing.

Exhibit 1.1-12

12.

Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Electronic, fax, PDF and Jpeg signatures to this Agreement shall be deemed to be original signatures to this Agreement.

13.

Applicable Law; Forum.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  The parties hereto each irrevocably consents that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection herewith, may be brought in any court of the State of New York of competent jurisdiction located within New York County or in the United States District Court for the Southern District of New York.  The parties to this Agreement, by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding.  The parties hereto hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis.

14.

Headings.  The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.  Unless the context otherwise indicates, all references in this Agreement to sections, paragraphs, subparagraph and clauses shall be references to the specified sections, paragraphs, subparagraph and clauses of this Agreement.

15.

Notices.

(a)

All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand, against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following Business Day and is forwarded for next Business Day delivery or (iii) mailed by registered or certified mail, return receipt requested, postage prepaid; in the case of clauses (ii) or (iii) of this paragraph 15(d), to the following addresses:

If to Underwriters:	In care of the Underwriter Representative at the address of Underwriter Representative provided in this paragraph 15(a)

If to the Underwriter
Representative, to	Edward Cabrera, Head of Investment Banking Wellington Shields & Co. LLC
140 Broadway - 44th Floor
New York, New York 10005
and
Jacob Dubois, Senior Vice President
Dougherty & Company LLC
90 South Seventh Street
Suite 4300
Minneapolis, MN 55402

with a copy to:	Ernest M. Stern, Esq.
Akerman LLP
750 Ninth Street, N.W., Suite 750
Washington, D.C. 20001

If to the Company, to:	Nadir Ali, Chief Executive Officer
Sysorex Global Holdings Corp.
3375 Scott Blvd., Suite 440
Santa Clara, CA 95054

with a copy to:	Elliot H. Lutzker, Esq.
Davidoff Hutcher & Citron LLP
605 Third Ave, 34th Floor
New York, NY 10158

Exhibit 1.1-13

or, in the case of any of the parties to this Agreement, at such other address as such party shall have furnished to each of the other parties to this Agreement in accordance with this paragraph 15(a).  Each such notice, demand, request or other communication shall be deemed given (x) on the date of such delivery by hand, (y) on the first Business Day following the date of such delivery to the overnight delivery service or (z) four Business Days following such mailing.

(b)

In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their clients.

Exhibit 1.1-14

Very truly yours,
Sysorex Global Holdings Corp.

By:	/s/ Nadir Ali
Nadir Ali, Chief Executive Officer

Accepted as of the date hereof

Wellington Shields & Co. LLC

Dougherty & Co. LLC

Acting severally on behalf of themselves and

   the several Underwriters named in

   Schedule I hereto

Wellington Shields & Co. LLC

By:	/s/ Ed Cabrera
Name: Ed Cabrera
Title: Head of Investment Banking

Dougherty & Co. LLC

By:	/s/ Jacob Dubois
Name: Jacob Dubois
Title: Senior Vice President

Exhibit 1.1-15

SCHEDULE I

List of Underwriters and Firm Shares

Underwriter	Number of Firm Shares
to be Purchased

Wellington Shields & Co. LLC	1,833,333

Dougherty & Co. LLC	1,500,000

Total:

Exhibit 1.1-16

SCHEDULE II

Time of Sale Prospectus

1.

Preliminary Prospectus issued March 21, 2014

2.

The Public Offering Price and the number of Firm Shares.

Exhibit 1.1-17

EXHIBIT A

Form of “Lock-Up” Letter Agreement

          , 2014

Wellington Shields & Co.  LLC

As representative of the several Underwriters

    named in Schedule I to the Underwriting Agreement (as hereinafter defined)

c/o  Edward Cabrera, Head of Investment Banking

     Wellington Shields & Co. LLC

     140 Broadway – 44th Floor

     New York, NY 10005

Ladies and Gentlemen:

The undersigned understands that Wellington Shields & Co. LLC (“Wellington Shields”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sysorex Global Holdings Corp., a Nevada corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Wellington Shields (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.001 per share, the “Common Stock”) of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Wellington Shields on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)

shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock beneficially owned by the undersigned that are subject to a separate contractual agreement between the record holder of such shares and Wellington Shields containing restrictions on transfer;

(b)

the sale of shares of Common Stock pursuant to the Underwriting Agreement;

(c)

transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(d)

transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift, or gifts, (ii) to an immediate family member or a trust for the direct or indirect benefit of the undersigned or such immediate family member of the undersigned, or (iii) by will or intestacy;

(e)

transfers or distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by a (i) stockholder that is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that controls, is controlled by or managed by or is under common control with such stockholder or (B) as part of a distribution to an equity holder of such stockholder or to the estate of any such equity holder, or (ii) stockholder that is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(f)

the exercise of options granted under the Company’s 2011 Employee Stock Incentive Plan, provided that the shares of Common Stock delivered upon such exercise are subject to the restrictions set forth in the forgoing sentence;

(g)

transfers of shares of Common Stock to the Company (i) as forfeitures to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s 2011 Employee Stock Incentive Plan, or (ii) pursuant to a net exercise or cashless exercise by the stockholder of outstanding equity awards pursuant to the Company’s 2011 Employee Stock Incentive Plan;

Exhibit A-1

(h)

the transfer of shares of Common Stock delivered to the undersigned directly from the Company or its subsidiaries upon the vesting and settlement or exercise of outstanding equity awards granted pursuant to the Company’s 2011 Employee Stock Incentive Plan, if prior to such transfer the Company has waived for employees the existing transfer restrictions set forth in the documentation of such awards;

(i)

the sale of shares of Common Stock in an underwritten public offering that occurs during the restricted period, including any concurrent exercise (including a net exercise or cashless exercise), by the undersigned or settlement of outstanding equity awards pursuant to the Company’s 2011 Employee Stock Incentive Plan in order to sell the shares of Common Stock delivered upon such exercise or settlement in such underwritten public offering; and

(j)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of shares of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company;

provided that in the case of any transfer or distribution pursuant to clause (d) or (e) above, (A) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the 180-day restricted period referred to in the above.

In addition, the undersigned agrees that, without the prior written consent of Wellington Shields on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) Wellington Shields agrees that to the extent required, at least three Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Wellington Shields will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two Business Days before the effective date of the release or waiver. Any release or waiver granted by Wellington Shields hereunder to any such officer or director shall only be effective two Business Days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement if prior to the closing of the Public Offering, or (c) ______, 2014 if the Public Offering of the Shares has not been completed by such date.

[REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

Exhibit A-2

Very truly yours,

(Signature)

(Print Name)

(Address)

[Signature Page to Underwriting Agreement re Sysorex Global Holdings Corp.]

Exhibit A-3

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 2014

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Sysorex Global Holdings Corp. (the “Company”) of                 shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company and the lock-up letter, dated                , 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                , 2014, with respect to                 shares of Common Stock (the “Shares”).

Wellington Shields & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                , 2014; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Wellington Shields & Co. LLC

Acting severally on behalf of themselves

and the several Underwriters named in

Schedule I hereto

By:
Name:
Title:

cc: Sysorex Global Holdings Corp.

Exhibit B-1

EXHIBIT C

FORM OF PRESS RELEASE

Sysorex Global Holdings Corp.

[               , 2014]

Sysorex Global Holdings Corp. (the “Company”) announced today that Wellington Shields & Co. LLC, the lead book-running manager in the Company’s recent public sale of                 shares of common stock is [waiving][releasing] a lock-up restriction with respect to                 shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                , 2014, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C-1

EXHIBIT D

Form of Warrant Certificate

[FORM OF WARRANT CERTIFICATE TO BE INSERTED HERE]

Exhibit D-1